Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT


To the Board of Directors and Shareholders of Data Systems & Software Inc.

     We consent to the incorporation by reference in this registration statement of Data Systems & Software Inc. on Form S-8 and the reoffer prospectus (on Part I of Form S-3) filed therewith covering 200,000 additional shares of Data
Systems & Software Inc. common stock under its 1994 Stock Option Plan for Outside Directors of our report dated March 16, 2001 related to the consolidated balance sheet of Data Systems & Software Inc. and subsidiaries as of December 31, 2000, and the related consolidated statements of operations and comprehensive income (loss), changes in shareholders' equity and cash flows for the year then ended, which report appears in the Annual Report on Form 10-K of Data Systems & Software Inc. for the year ended December 31, 2000, and to the reference to our firm herein under the heading "Experts" in this registration statement and in the reoffer prospectus filed therewith.


s/KPMG LLP

Short Hills, New Jersey
February 8, 2002